Exhibit 99.1

For more information, contact:

Henry Miller	Richard Obetz	Brian Robins
Tel: 484-582-5445	Tel: 484-582-5535	Tel: 646-445-8347
henry.miller@sungard.com	richard.obetz@sungard.com	brian.robins@sungard.com

SunGard Announces Fourth Quarter and Full-Year 2010 Results

Wayne, PA – February 17, 2011 – SunGard, one of the world’s leading software and technology services companies, today reported results for the fourth quarter and full-year ended December 31, 2010. For the fourth quarter, revenue was $1.34 billion, down 6% year over year. Excluding the results of one of our trading systems businesses, a broker/dealer, revenue and organic revenue were both up 1%. For the fourth quarter, operating income was $202 million, compared to an operating loss in 2009 of $943 million. Adjusted EBITDA was $428 million, down 2%, and adjusted operating income was $342 million, up 1%. During the quarter, the Company sold its Public Sector U.K. operation, which is treated as a discontinued operation and is no longer reported in continuing operations. Adjusted EBITDA, adjusted operating income, and organic revenue are defined in Notes 1, 2 and 3 in the Notes attached to this release.

Cristóbal Conde, president and chief executive officer, commented, “We had a strong finish to the year and won some large multi-million dollar deals. We are selling more strategically at a higher level and our wins are helping move us in a good direction. The tone of business is improving but somewhat unevenly and at different rates across our businesses. Overall, our competitiveness is very strong and we are optimistic about our outlook tempered by some caution regarding the macro-economic environment.”

For full-year 2010, revenue decreased 6% to $4.99 billion. Excluding the broker/dealer business mentioned above, revenue and organic revenue were both up 1%. Adjusted EBITDA was $1.41 billion and adjusted operating income was $1.07 billion. For full-year 2010, operating income was $268 million, compared to an operating loss in 2009 of $581 million.

Financial Systems revenue decreased 6% to $786 million in the fourth quarter, with total revenue of $2.81 billion for the year. Excluding the broker/dealer business mentioned above, revenue and organic revenue were each up 6% for both the quarter and the full year. License fees were $98 million, an increase of $15 million compared to the fourth quarter of 2009. For full-year 2010, license fees were $237 million, an increase of $63 million compared to last year.

Notable deals in the quarter included the following:

•	A leading Canadian financial institution selected SunGard’s Adaptiv risk management solution to help manage its market and credit risk.

•	One of the world’s largest financial institutions selected SunGard’s Asset Arena to help build a fund accounting solution.

•

A leading global provider of XBRL (eXtensible Business Reporting Language) solutions selected SunGard to provide business process outsourcing services to help expand its current electronic data gathering and filing capabilities.

Higher Education revenue decreased 5% to $130 million in the fourth quarter, with total revenue of $502 million for the year. License fees were $13 million, a decrease of $1 million compared to the fourth quarter of 2009. For full-year 2010, license fees were $36 million, an increase of $4 million compared to last year.

Notable deals in the quarter included the following:

•	A leading U.S. medical school selected SunGard’s Banner Digital Campus solution and application hosting.

•	One of the largest independent educational institutions in the U.S. Pacific Northwest extended its relationship with SunGard to help manage its information technology.

•	A national public research university in South Carolina selected SunGard’s Banner Digital Campus solution to help improve its technology infrastructure.

Public Sector revenue decreased 7% to $53 million in the fourth quarter, with total revenue of $214 million for the year. License fees were $5 million, flat compared to the fourth quarter of 2009. For the full-year 2010, license fees were $15 million, a decrease of $8 million compared to last year. As previously mentioned, during the quarter, the Company sold its Public Sector U.K. operation which is treated as a discontinued operation.

Notable deals in the quarter included the following:

•	A county in Minnesota selected SunGard to provide enterprise finance and human resource applications.

•	A county in North Carolina selected SunGard to provide solutions for records management, jail management and mobile computing.

•	A public safety agency in Georgia chose SunGard to provide a software solution for computer-aided dispatch.

Availability Services revenue decreased 4% to $369 million in the fourth quarter, with total revenue of $1.47 billion for the year.

Notable deals in the quarter included the following:

•	One of the largest health insurers in the U.S. Pacific Northwest selected SunGard to provide disaster recovery and consulting services.

•	A leading IT outsourcing company in Canada selected SunGard for managed hosting and consulting services.

•	A leader in North America in branded apparel programs and facility services selected SunGard for disaster recovery planning, managed recovery and testing.

Financial Position

At December 31, 2010, total debt was $8.06 billion and cash balances were $778 million, compared to total debt of $8.32 billion and cash balances of $642 million at December 31, 2009. During the fourth quarter, the Company received $138 million from the sale of its Public Sector U.K. operation. These proceeds, together with other available cash, were used to repay debt. In addition, during the fourth quarter, the Company refinanced its Senior Notes due 2013, reducing its weighted average cost of debt and improving its debt maturity profile by issuing $900 million of 7.375% Senior Notes due 2018 and $700 million of 7.625% Senior Notes due 2020. As a result of this activity, the Company incurred a $58 million loss on the extinguishment of debt in the quarter, primarily to retire the 2013 Notes. The Company’s leverage ratio, as defined in its senior secured credit facility, ended the year at 4.99. During 2010, the continuing operations of the Company generated $714 million in cash flow from operations, invested $312 million in capital expenditures, and spent $82 million on acquisitions net of acquired cash.

Conference Call & Webcast

SunGard will host a conference call and live web broadcast to discuss fourth quarter and full-year 2010 results today at 9:00 a.m. (Eastern Time). The dial-in number for the conference call is 706-902-1370, and the conference ID number is 38791829. You may also listen to the call at www.investorcalendar.com by clicking on the “audio” icon for SunGard. An audio replay will be available two hours after the call ends through midnight on March 3, 2011. To listen to the replay, please dial 1-800-642-1687 or 706-645-9291 and enter the conference ID number 38791829. A replay will also be available two hours after the call ends through midnight on March 3, 2011 at www.investorcalendar.com.

About SunGard

SunGard is one of the world’s leading software and technology services companies. SunGard has more than 20,000 employees and serves 25,000 customers in more than 70 countries. SunGard provides mission-critical software and processing solutions for financial services, education and the public sector. SunGard also provides disaster recovery services, managed information technology services, information availability consulting services and business continuity management software. With annual revenue of about $5 billion, SunGard is ranked 380 on the Fortune 500 and is the largest privately held business software and information technology services company. Look for us wherever the mission is critical. For more information, visit www.sungard.com.

Trademark Information: SunGard, the SunGard logo, Adaptiv, Asset Arena and Banner are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; and a material weakness in our internal controls. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.

Consolidated Statements of Operations

(in millions)

(Unaudited)

	Three Months Ended
	Dec.31, 2009	Dec.31, 2010
Revenue:
Services	$1,241	$1,165
License and resale fees	129	142

Total products and services	1,370	1,307
Reimbursed expenses	46	31

	1,416	1,338

Costs and expenses:
Cost of sales and direct operating	623	536
Sales, marketing and administration	314	314
Product development	89	92
Depreciation and amortization	75	73
Amortization of acquisition-related intangible assets	132	121
Goodwill impairment charge	1,126	—

	2,359	1,136

Operating income (loss)	(943)	202
Interest income	1	1
Interest expense and amortization of deferred financing fees	(166)	(159)
Loss on extinguishment of debt	—	(58)
Other income	9	3

Loss from continuing operations before income taxes	(1,099)	(11)
Benefit from (provision for) income taxes	57	(14)

Net loss from continuing operations	(1,042)	(25)
Income (Loss) from discontinued operations (including loss on disposal of $94 in 2010), net of tax	5	(92)

Net loss	$(1,037)	$(117)

SunGard Data Systems Inc.
Consolidated Statements of Operations
(in millions)
(Unaudited)
	Twelve Months Ended
	Dec.31, 2009	Dec.31, 2010
Revenue:
Services	$4,844	$4,485
License and resale fees	324	380

Total products and services	5,168	4,865
Reimbursed expenses	164	127

	5,332	4,992

Costs and expenses:
Cost of sales and direct operating	2,534	2,201
Sales, marketing and administration	1,088	1,141
Product development	348	370
Depreciation and amortization	288	291
Amortization of acquisition-related intangible assets	529	484
Goodwill impairment charges	1,126	237

	5,913	4,724

Operating income (loss)	(581)	268
Interest income	7	2
Interest expense and amortization of deferred financing fees	(637)	(638)
Loss on extinguishment of debt	—	(58)
Other income	15	7

Loss from continuing operations before income taxes	(1,196)	(419)
Benefit from income taxes	74	29

Net loss from continuing operations	(1,122)	(390)
Income (loss) from discontinued operations (including loss on disposal of $94 in 2010), net of tax	4	(180)

Net loss	$(1,118)	$(570)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in millions)

(Unaudited)

	Dec. 31,	Dec. 31,
	2009	2010
Assets:
Current:
Cash and cash equivalents	$642	$778
Accounts receivable, net	1,088	1,061
Clearing broker assets	332	230
Prepaid expenses and other current assets	191	188
Current assets of discontinued operations	90	—

Total current assets	2,343	2,257
Property and equipment, net	919	918
Software products, net	1,014	809
Customer base, net	2,239	2,000
Other assets, net	1,218	1,210
Goodwill	6,027	5,774
Long-term assets of discontinued operations	220	—

Total Assets	$13,980	$12,968

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$64	$9
Accounts payable and accrued expenses	905	892
Clearing broker liabilities	294	210
Deferred revenue	1,025	997
Current liabilities of discontinued operations	60	—

Total current liabilities	2,348	2,108
Long-term debt	8,251	8,046
Deferred income taxes	1,298	1,207
Long-term liabilities of discontinued operations	16	—

Total liabilities	11,913	11,361
Stockholder’s equity	2,067	1,607

Total Liabilities and Stockholder’s Equity	$13,980	$12,968

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Statements of Cash Flows

(in millions)

(Unaudited)

	Twelve Months Ended
	Dec. 31, 2009	Dec. 31, 2010
Cash flow from operations:
Cash flow from continuing operations	$606	$714
Cash flow from discontinued operations	33	7

Cash flow from operations	639	721

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(13)	(82)
Cash paid for property and equipment and software	(323)	(312)
Other investing activities	5	9

Cash used in continuing operations	(331)	(385)
Cash (used in) provided by discontinued operations	(2)	125

Cash used in investment activities	(333)	(260)

Financing activities:
Cash received from borrowings, net of fees	202	1,633
Cash used to repay debt	(825)	(1,924)
Premium paid to retire debt	—	(41)
Other financing activities	(3)	(12)

Cash used in continuing operations	(626)	(344)
Cash used in discontinued operations	(2)	—

Cash used in financing activities	(628)	(344)

Effect of exchange rate changes on cash	11	(3)

Increase (decrease) in cash and cash equivalents	(311)	114
Beginning cash and cash equivalents includes cash of discontinued operations: 2009, $10; 2010, $22	975	664

Ending cash and cash equivalents includes cash of discontinued operations: 2009, $22; 2010, $0	$664	$778

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 1. Reconciliation of Net Income (Loss) to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization and goodwill impairment. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior and senior subordinated notes as well as under our senior secured credit facilities. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP). EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA. Further information regarding this reconciliation is included in our periodic filings with the U.S. Securities and Exchange Commission.

	Three Months Ended
	Dec. 31,	Dec. 31,
(in millions)	2009	2010
Net loss from continuing operations	$(1,042)	$(25)
Interest expense, net	165	158
(Benefit from) provision for income taxes	(57)	14
Depreciation and amortization	207	194
Goodwill impairment charge	1,126	—

EBITDA	399	341
Purchase accounting adjustments	4	4
Non-cash charges	11	8
Restructuring and other charges	20	13
Acquired EBITDA, net of disposed EBITDA	2	—
Pro forma expense savings related to acquisitions	1	—
Loss on extinguishment of debt and other	—	62

Adjusted EBITDA - senior secured credit facilities, senior notes due 2015, 2018 and 2020 and senior subordinated notes due 2015	$437	$428

	Twelve Months Ended
	Dec. 31,	Dec. 31,
(in millions)	2009	2010
Net loss from continuing operations	$(1,122)	$(390)
Interest expense, net	630	636
Benefit from income taxes	(74)	(29)
Depreciation and amortization	817	775
Goodwill impairment charge	1,126	237

EBITDA	1,377	1,229

Purchase accounting adjustments	17	13
Non-cash charges	36	38
Restructuring and other charges	41	50
Acquired EBITDA, net of disposed EBITDA	4	7
Pro forma expense savings related to acquisitions	4	2
Loss on extinguishment of debt and other	5	68

Adjusted EBITDA - senior secured credit facilities, senior notes due 2015, 2018 and 2020 and senior subordinated notes due 2015	$1,484	$1,407

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for goodwill impairment charges, amortization of acquisition-related intangible assets, merger costs, purchase accounting adjustments for deferred revenue, stock-based compensation expense and management fee expense. Adjusted operating income is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. We have included information concerning adjusted operating income because we use such information when evaluating operating income to better evaluate the underlying performance of the Company. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. Beginning in 2007, the Company experienced significant revenue volatility in one of our trading systems businesses, a broker/dealer business with inherently lower margins than the rest of the financial systems business, and whose revenue is a function of market volatility and customer mix. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income, both including and excluding the broker/dealer business.

	Three Months Ended Dec. 31, 2009
(in millions)	Including Broker/Dealer Business	Broker/Dealer Business	Excluding Broker/Dealer Business
Operating income (loss)	$(943)	$1	$(944)

Amortization of acquisition-related intangible assets	132	1	131
Goodwill impairment charge	1,126	—	1,126
Purchase accounting adjustments and other costs	11	—	11
Stock-based compensation	11	—	11

Adjusted operating income	$337	$2	$335

	Three Months Ended Dec. 31, 2010
(in millions)	Including Broker/Dealer Business	Broker/Dealer Business	Excluding Broker/Dealer Business
Operating income (loss)	$202	$(3)	$205

Amortization of acquisition-related intangible assets	121	—	121
Purchase accounting adjustments and other costs	12	2	10
Stock-based compensation	7	—	7

Adjusted operating income (loss)	$342	$(1)	$343

	Twelve Months Ended Dec. 31, 2009
(in millions)	Including Broker/Dealer Business	Broker/Dealer Business	Excluding Broker/Dealer Business
Operating income (loss)	$(581)	$31	$(612)

Amortization of acquisition-related intangible assets	529	3	526
Goodwill impairment charge	1,126	—	1,126
Purchase accounting adjustments and other costs	36	—	36
Stock-based compensation	33	—	33

Adjusted operating income	$1,143	$34	$1,109

	Twelve Months Ended Dec. 31, 2010
(in millions)	Including Broker/Dealer Business	Broker/Dealer Business	Excluding Broker/Dealer Business
Operating income (loss)	$268	$(33)	$301

Amortization of acquisition-related intangible assets	484	2	482
Goodwill impairment charges	237	—	237
Purchase accounting adjustments and other costs	45	10	35
Stock-based compensation	31	—	31

Adjusted operating income (loss)	$1,065	$(21)	$1,086

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (Unaudited)

Note 3. Impact of Broker/Dealer on Organic Revenue Growth

The Company defines organic revenue as revenue from businesses owned for at least one year and excluding revenue from businesses sold in the previous twelve months further adjusted to remove the impact of changes in currency exchange rates. Organic revenue excludes revenue from discontinued operations in all periods presented. When assessing its financial results, the Company focuses on organic revenue because reported revenue is affected by the timing and magnitude of acquisitions, dispositions and currency. Beginning in 2007, the Company experienced significant revenue volatility in one of our trading systems businesses, a broker/dealer business with inherently lower margins than the rest of the financial systems business, and whose revenue is a function of market volatility and customer mix. Reported revenue and organic revenue growth with and without the broker/dealer business for the total Company and Financial Systems for 2008, 2009 and 2010 is as follows:

		Quarter Ended					Quarter Ended
	2008	Mar-09	Jun-09	Sep-09	Dec-09	2009	Mar-10	Jun-10	Sep-10	Dec-10	2010
Revenue growth as reported:
Total SunGard	15%	4%	2%	-5%	-5%	-1%	-7%	-6%	-7%	-6%	-6%
Financial Systems	23%	8%	8%	-6%	-8%	0%	-11%	-8%	-9%	-6%	-9%

Revenue growth as reported without broker/dealer business:
Total SunGard	8%	-1%	-4%	1%	-1%	-1%	2%	3%	-1%	1%	1%
Financial Systems	11%	0%	-3%	4%	0%	0%	7%	8%	2%	6%	6%

Organic revenue growth:
Total SunGard	10%	3%	1%	-8%	-7%	-3%	-9%	-5%	-6%	-5%	-7%
Financial Systems	17%	4%	2%	-15%	-10%	-5%	-13%	-7%	-8%	-6%	-9%

Organic revenue growth without broker/dealer business:
Total SunGard	4%	-2%	-6%	-3%	-3%	-3%	0%	4%	0%	1%	1%
Financial Systems	5%	-5%	-10%	-7%	-3%	-6%	4%	10%	3%	6%	6%